Exhibit 31.1

CERTIFICATION
PURSUANT TO RULE 13a-14(a) OR 15d-14(a)
OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

I, George Putnam, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2011 of EMC Metals Corp.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted]; and

5.	[Intentionally omitted].

Date: April 27, 2012	By:	/s/ George Putnam
George Putnam
Principal Executive Officer